Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Reports Second Quarter
and First Half 2012 Financial Results

Total revenues and gross profits up due to strong Licensed Domestic Product Net Sales

MILTON, ONTARIO – (MARKET WIRE) – August 14, 2012 – Stellar Pharmaceuticals Inc. (OTCQB:SLXCF; OTCBB:SLXCF) ("Stellar" or "the Company"), an emerging specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today announced financial results for the period ended June 30, 2012. In this press release, all dollar amounts are expressed in Canadian currency – unless otherwise noted – and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Second Quarter 2012 Highlights
●	Revenues increase by 170% in Q2 and by 239% in the first half 2012
●	Gross profit up 56% in Q2 and by 96% in the first half 2012
●	Acquired Canadian rights to Collatamp G® from Theramed Corporation
●	Closed a US$6 million loan to fund product growth and for the pending commercial launch of Cambia®.

For the three month period ended June 30, 2012, Stellar reported total revenues of $2,891,100, an increase of 170% compared to the same period in 2011. This increase was largely driven by licensed domestic product net sales of $1,930,800 (compared to nil in the previous year) as a result of the acquisition and integration of Tribute Pharmaceuticals. Additionally in the quarter, domestic product sales increased by 13% whereas international product sales decreased by 38%. For the six month period, total revenues grew to $5,791,200, representing an increase of 239% when compared to the same period in 2011.

As a result, gross profit also increased. The Company enjoyed a 56% increase in gross profit over the three month period ended June 30, 2102 and a 96% increase in gross profit over the six month period of 2012. Gross profit for the second quarter was $1,263,400 and, for the first half of fiscal 2012, $2,496,200.

Selling, general and administrative expenses increased by $1,392,000. The increase is due mainly to the expansion of the Company’s sales force, business development activity and prelaunch activities related to Cambia.  For the six month period ending June 30, 2012, selling, general and administrative expenses were $4,108,500 compared to $1,403,000 for the same period of the prior year.

The Company’s net loss for the three month period ended June 30, 2012 was $731,400 compared to net income of $58,400 during the same period in 2011. For the six month period ending June 30, 2012 the net loss was $1,357,800 compared to a prior year net loss of $244,500.

The second quarter saw Stellar make significant advances on a number of key strategic objectives. In June 2012, the Company acquired the Canadian rights for Collatamp G® from Theramed Corporation, thereby adding to Stellar’s portfolio of hospital and specialty care products in Canada. The Company also met with the FDA in the United States in March 2012 to discuss the process for US approval of Bezalip SR, a product with significant growth potential in the US.

On May 11, 2012, the Company secured a US$6 million loan from MidCap Financial LLC, available in two tranches, to support further market growth and business development activities. Stellar plans to use these funds to expand its sales force and promotional activities related to both existing products and for the launch of Cambia, which is planned for Q4, 2012. The Company received US$3.5 million as proceeds of the first tranche of the term loan.

As of June 30 2012, the Company had cash and cash equivalents of $3,390,000.

“Over the first half of the year, Stellar has made significant progress executing on its growth strategy, culminating in a number of key achievements in the second quarter of this fiscal year,” said Rob Harris, CEO of Stellar Pharmaceuticals. “As we continue to lay the groundwork for strong future growth in both the domestic and international markets, we will increase our focus on enhancing our sales and business development capabilities while working closely with potential partners to identify and secure the rights to other products which – like Collatamp G, Cambia and Bezalip SR – promise to play key roles in the growth of both our revenue and profit going forward.”

About Stellar Pharmaceuticals Inc.
Stellar and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar’s current portfolio of assets includes nine products: NeoVisc®, NeoVisc® Single Dose, Uracyst®, BladderChek®, Bezalip® SR, Soriatane®, Cambia®, Daraprim®, Collatamp G® and MycoVa™.  Each of these products has received regulatory approval in Canada, with the exception of MycoVa. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Stellar is currently in negotiations to expand its global presence with both NeoVisc® and Uracyst® in other international markets. For further information on Stellar P, visit http://www.stellarpharma.com.

Forward-Looking Statements
This press release contains certain forward-looking statements about Stellar as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties. Stellar's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

For further information on Stellar, visit http://www.stellarpharma.com.
Source references available by request.

Contacts:

Stellar Pharmaceuticals Inc.
Scott Langille
CFO
519-434-1540
scott.langille@stellarpharma.com

Stellar Pharmaceuticals Inc.
Arnold Tenney
Chairman
705-445-9505
www.stellarpharma.com

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at June 30, 2012	As at December 31, 2011
ASSETS
Current
Cash and cash equivalents	$3,389,670	$2,227,973
Accounts receivable, net of allowance of $nil	916,181	763,810
Inventories	990,398	870,630
Taxes recoverable	193,595	180,160
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	125,113	124,101
Total current assets	5,630,771	4,182,488
Property, plant and equipment, net	1,172,388	1,207,462
Intangible assets, net	10,463,961	10,409,744
Goodwill	3,597,077	3,408,741
Debt issuance costs, net	417,155	-
Total assets	$21,281,352	$19,208,435

LIABILITIES
Current
Accounts payable and accrued liabilities	$2,665,969	$2,684,542
Amount payable and contingent consideration due	465,558	1,624,289
Current portion of long term debt	891,713	-
Warrant liability	312,486	2,543
Total current liabilities	4,335,726	4,311,374
Long term debt	2,480,176	-
Deferred tax liability	1,009,600	1,524,200
Total liabilities	7,825,502	5,835,574

Contingencies and commitments

SHAREHOLDERS’ EQUITY
Capital Stock Common shares	17,589,957	16,469,621
Additional paid-in capital options	1,598,253	1,277,830
Deficit	(5,732,360)	(4,374,590)
Total shareholders’ equity	13,455,850	13,372,861
Total liabilities and shareholders’ equity	$21,281,352	$19,208,435

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS,
COMPREHENSIVE (LOSS) INCOME AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period Ended June 30		For the Six Month Period Ended June 30
	2012	2011	2012	2011
Revenues
Licensed domestic product net sales	$1,930,789	$-	$3,836,651	$-
Other domestic product sales	656,895	580,622	1,131,162	954,388
International product sales	303,378	485,920	823,403	743,431
Royalty and licensing revenues	-	6,163	-	8,929
Total revenues	2,891,062	1,072,705	5,791,216	1,706,748

Operating costs and expenses
Licensor sales and distribution fees	1,352,845	-	2,699,618	-
Cost of products sold	274,810	261,783	595,400	432,928
Total cost of sales	1,627,655	261,783	3,295,018	432,928

Selling, general and administrative	2,090,965	698,946	4,108,538	1,403,002
Amortization	127,426	11,807	224,463	24,120
Total cost and expenses	3,846,046	972,536	7,628,019	1,860,050
(Loss) Income from operations	(954,984)	100,169	(1,836,803)	(153,302)

Non-operating income (expenses)
Change in warrant liability	134,671	25,024)	137,213	64,271)
Cost of extending the warrant expiration	(135,157)	-	(135,157)	-
Change in fair value of contingent consideration	-	-	79,724	-
Research and development	(6,574)	(20,093)	(8,326)	(33,771)
Accretion expense	(33,703)	-	(54,367)	-
Interest income	2,527	3,353	6,032	6,854
Interest (expense)	(59,302)	-	(60,686)	-
(Loss) income and comprehensive (loss) income before tax	(1,052,522)	58,405	(1,872,370)	(244,490)
Deferred income tax (recovery)	(321,100)	-	(514,600)	-
Net (loss) income and comprehensive (loss) income for the period	$(731,422)	$58,405	$(1,357,770)	$(244,490)
Deficit, beginning of period	(5,000,938)	(4,155,704)	(4,374,590)	(3,852,809)
Deficit, end of period	$(5,732,360)	$(4,097,299)	$(5,732,360)	$(4,097,299)

Basic and Diluted (Loss) Earnings per share	$(0.02)	$0.00	$(0.04)	$(0.01)

STELLAR PHARMACEUTICALS INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Six Month Period Ended June 30
	2012	2011
Cash flows from (used in) operating activities
Net (loss) income	$(1,357,770)	$(244,490)
Items not affecting cash:
Deferred income tax recovery	(514,600)	-
Amortization	254,145	55,054
Changes in warrant liability	(137,214)	64,271
Cost of extending the warrant expiration	135,157	-
Changes in fair value of contingent consideration	(79,724)	-
Stock-based compensation	320,423	90,998
Unrealized foreign exchange	66,851	-
Accretion expense	54,367	-
Issuance of equity instruments for services rendered	-	5,466
Change in non-cash operating assets and liabilities	(278,495)	(823,545)
Cash flows used in operating activities	(1,536,860)	(852,246)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(15,489)	(5,008)
Increase in intangible assets	(17,020)	(19,480)
Acquisition	(425,000)	-
Cash flows used in investing activities	(457,509)	(24,488)
Cash flows from (used in) financing activities
Financing costs deferred	(343,934)	-
Long term debt issued	3,500,000	-
Share issuance costs	-	(21,684)
Cash flows from (used in) financing activities	3,156,066	(21,684)
Changes in cash and cash equivalents	1,161,697	(898,418)
Cash and cash equivalents, beginning of period	2,227,973	4,352,285
Cash and cash equivalents, end of period	$3,389,670	$3,453,867

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